Cooperation Agreement

Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

And

Qingdao China Arts Auction Co., Ltd.

Nov. 12th, 2013

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address: Room 505, Floor 5, Block 2-6, Unit 2, Anyuandongli 1st Neighborhood, Chaoyang District, Beijing

Address: Floor 19, Yamai International Center, No. 7, Middle Hong Kong Road, Shinan District, Qingdao

Legal representative: Liu Bodang

Tel.: 0532-68888598

Party B: Qingdao China Arts Auction Co., Ltd.

Address: Room 802-B, Unit 1, Building No. 6, Guihe Garden, No. 20, South Fuzhou Road, Shinan District, Qingdao

Legal representative: Guo Xiaoxu

Tel.: 15866888333

Whereas:

Party A is Benefactum Alliance Business Consultant (Beijing) Co., Ltd., also the operator of Huiyingdai Network Financial Service Platform. The headquarters is located in Beijing, and the domain name of the platform is (huiyingdai.com). Principal shareholder is State Information Center. The cooperative institutions include China PNR Co., Ltd., Shandong Laoqian Law Firm, Shanghai Credit Information Services Co., Ltd. affiliated to the People’s Bank of China, Qingdao Bandao Gangwan Guarantee Co., Ltd. The company has participated in Shanghai Financial Information Services Association, China Financial Information Services Association in Beijing (holding the position as the director-general institution), and it has already registered at the Ministry of Public Information Network Security Supervision Bureau for filing.

Party B is China Arts Auction Co., Ltd, which has registered in the State Administration of Industry and Commerce, and it is a joint corporation qualified to undertake auction of assets and arts. The company adopts modern enterprise management model and employs senior identification experts of arts and talents in many aspects, to guarantee that the auction activities are carried out with high quality and normalization under the principles of “fairness, justice, openness and honesty and credibility”, in order to establish a cooperative and mutually beneficial platform for the customers.

Based on the principles of equal cooperation, complementary advantage and mutual advantages and through negotiation, Party A and Party B have reached the following agreements for long-term cooperation in future projects and in sharing resources:

I. Cooperation objective

1.1 Party A and Party B take the business cooperative partnership with mutual trust and tacit understanding established in the cooperation, the purpose of improving efficiency and obtaining mutual development is the objective and fundamental interests of the two parties.

1.2 The basic principles of the cooperative agreement are voluntariness, win-win, mutual benefits, mutual promotion, mutual development, confidentiality and protection of cooperative market.

1.3 The objective is to take advantage of each party’s strength, resources sharing to improve mutual competitiveness and to explore the market.

1.4 The agreement is a cooperative agreement, which shall be the principled document of long-term cooperation between Party A and Party B and also the basis for signing cooperative agreement based on specific matters.

II. Cooperation scope

According to the company strength, business scope, business scopes, etc, Party A and Party B shall give full play to mutual advantages for mutual promotion and win-win cooperation to explore the market and expand the enterprise influence.

In regard to the mortgage, movable assets and other non-performing assets of Party A that need to be disposed Party A shall choose Party B’s auction company with priority for auction and buy-back.

III. Way of cooperation

3.1 Party B shall recommend lending and borrowing business through negotiation for Party A, to facilitate transaction on the Huiyingdai Network Financial Service Platform. The lending and borrowing business consists of two types of borrowers and investors.

3.1.1 Party B shall recommend borrowers to Party B, which mainly shall be corporate financing and government financing, and Party A shall provide 10% of the net profits to Party B as dividends of business.

3.1.2 Party B shall recommend investors to Party B and shall provide 10% of the net profits in the investment amount for Party B as dividends of business.

3.2 Party A shall recommend clients in relation to auction business to Party B, and Party B shall provide 10% of the net profits to Party A as dividends of business.

IV. Confidentiality

4.1 Both Party A and Party B shall keep strict confidentiality of any business secret of the other party obtained through work and other channels, and without written consent of the other party in advance, any party is not allowed to disclose to any third party.

4.2 Any party is not allowed to use or copy technical data, business information and other information of the other party without permission of the opposite party, except it is required by the work as described in the agreement.

V. Breach of contract

5.1 In case any party fails to perform the clauses in the agreement causing the agreement is unable to be implemented or fully implemented, the opposite party shall have the right to modify or terminate the agreement, and the delinquent party shall assume the responsibility for breach of contract.

5.2 In case any party intends to modify or terminate the agreement, such party shall provide the other party a written notice 30 days in advance, and verbal notification shall be invalid; in case the breaching party fails to give a written notice within 30 days, this agreement shall be automatically modified or terminated.

VI. In regard to any matter not covered in the agreement, it shall be otherwise agreed by both parties on the basis of mutual benefits and negotiation, and shall be reflected in the form of memorandum or attachment; any memorandum or attachment of the agreement shall have the same legal effect as this agreement.

VII. The terms of strategic cooperation of the two parties started on Nov. 12nd, 2013 until any party puts forward a written statement one month in advance.

VIII. The agreement shall be effective with the signature and seal of both Party A and Party B, and the agreement is in duplicate, each copy of which shall be held by Party A and Party B and shall have the same legal effect.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (Seal)	Party B: Qingdao China Arts Auction Co., Ltd. (Seal)
Signature of legal representative	Signature of legal representative
Date: Nov. 12th, 2013	Date: Nov. 12th, 2013

Business License of Legal Entity

(Duplicate)

Registration No.: 370200230021792

Name	Qingdao China Arts Auction Co., Ltd.
Address	Room 802-B, Unit 1, Building No. 6, No. 20, South Fuzhou Road, Shinan District, Qingdao
Name of legal representative	Guo Xiaoxu
Registered capital	Ten Million Yuan
Paid-up capital	Ten Million Yuan
Company type	Limited Liability Company (sole proprietorship of natural person)
Business scope	Business scope with approval: scope as regulated by laws and regulations; auction of historical relics in 2nd and 3rd category (valid period of certificate of approval for auction business is expired until: 2021-05-19, valid period of certificate of historical relics auction is expired until: 2022-03-25). Scope of general business: wholesale: art and craft. (Any business scope involved with permission shall be operated under license)
Date of incorporation	
Term of operation	

License duplicate: 1-1

Instructions

1. The business license of legal entity is the proof to obtain qualification of legal entity and lawful operation.
2. The business license of legal entity is classified as original and duplicates, both of which are of validity.
3. The original should be put in the position visible of the address of legal entity.
4. The business license is not permitted for falsification, alteration, rent, and transfer.
5. In case of any change of registered items, application should be made to the registration authority for change, and application for updated business license.
6. Annual survey is required to participate from March 1 to June 30 of every year.
7. After the business license is revoked, operating activity not related to liquidation is not allowed to carry out.
8. At registration of revoking the entity, the original and duplicate should be handed in.
9. If the license is lost or damaged, announcement should be made on the newspapers designated by the company registration organs for invalidation of the license, and new application should be made for new license.

Annual Survey

2011	2012年度 2013.1.8

May 23rd, 2011 Since May 23rd, 2011 to -

Please take annual survey from March 1 to June 30 of every year.

May 21st, 2012

Document No. 3702002810424

Name of Organization: Qingdao China Arts Auction Co., Ltd.

Type of Organization: business entity Guo Xiaoxu

Validation: from May 24th, 2011 to May 24th, 2015

Issued by: Qingdao Quality and Technology Supervision Bureau

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Please take the reexamination at fixed period from Jan. 1st to Jun. 30th or the certificate will be invalid.

Within 30 days after the business license, registration certificate and approval document is renewed or changed, it must correct the organization code.

May 28th, 2012	Jul. 30th, 2013

Certificate of opening an account

Approval No.: J4520016284102 No.: 4510-01659367

Through audit and verification, Qingdao China Arts Auction Co., Ltd. is considered to meet the conditions of opening an account, and hereby it is granted to establish basic deposit account.

Legal representative (head of unit): Guo Xiaoxu Bank of deposit: Qingdao Fuzhou Road Branch of Hengfeng Bank

Account 853214010122803592

Exclusive seal for account management of Qingdao central branch of People’s Bank of China

License-issuing authority (seal):

Nov. 9th, 2014